EXHIBIT 99.1

3D Systems Completes the Acquisition of Z Corp and Vidar

Consolidates Its Personal and Professional Printers Businesses

Combination Supercharges Solutions Portfolio, Doubles Channel Reach, Creates Value and Delivers Enhanced Customer Experience

ROCK HILL, S.C., Jan. 3, 2012 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it has completed the acquisition of Z Corporation ("Z Corp") and Vidar Systems ("Vidar") for $135.5 million in cash, net of cash received and subject to final closing adjustments, from Contex Group, a subsidiary of Ratos AB, a listed private equity company located in Stockholm, Sweden.

The company also announced that earlier today it consolidated its entire personal and professional 3D printer businesses into a single unit under the leadership of John Kawola, former Z Corp CEO who was named 3D Systems Vice-President and General-Manager, Personal and Professional 3D Printers business unit. The company affirmed its plans and expectations to deliver combined revenue and cost synergies in the range of $5-10 million dollars in 2012 and reiterated its expectation to incur incremental fourth quarter 2011 acquisition costs in the range of $2.7 to $3.2 million.

This acquisition integrates Z Corp and Vidar products and services with 3D Systems' extensive portfolio, uniquely positioning 3D Systems for accelerated growth in the dynamic, rapidly expanding 3D content-to-print space. The transaction completes 3D Systems' range of product capabilities, fills price gaps with complementary products and technology and doubles its reseller coverage globally. The Company expects the acquisition of Z Corp and Vidar to be immediately accretive to its cash generation and to its Non-GAAP earnings in the first full year following completion of this transaction. (1)

"This is a historic, game-changing event for our customers and stockholders. Today we gained complementary full color and high speed printing technology, increased our marketplace presence significantly in verticals beyond product development and direct manufacturing, assembled the largest and most-well prepared reseller channel in 3D printing, and catalyzed our healthcare solutions business," said Abe Reichental, President and CEO of 3D Systems. "Concurrent with the completion of this transaction today, we have taken immediate, decisive steps to unleash the combined revenue growth potential and deliver the value creation inherent in this acquisition for the benefit of customers and shareholders alike."

(1) The statements regarding Non-GAAP earnings are not intended to be a profit forecast and should not be interpreted to mean that earnings for the current or future financial periods will necessarily be greater than those for the relevant preceding financial period. When we speak of Non-GAAP earnings above, we are speaking of our post-acquisition expectation for earnings before taking account of certain non-cash items such as depreciation, amortization and non-cash compensation.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

More information on the company is available at www.3DSystems.com.

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.toptobottomdental.com, www.quickparts.com, www.3Dproparts.com, www.alibre.com, www.bitsfrombytes.com, www.botmill.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available athttp://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Z Corporation

Z Corp provides 3D technologies used to create new products and services more effectively than any other means, compressing the design cycle, generating new concepts, communicating clearly, fostering collaboration, and reducing errors. Z Corp solutions span the entire 3D CAD/BIM design process from concept through design verification.  Z Corp is committed to making their solutions the fastest, easiest, most accessible and most valuable.

More information on the company is available at www.zcorp.com.

About Vidar Systems Corporation

Vidar Systems is a leading provider of optical imaging technology specializing in medical and dental imaging markets. Built upon a solid foundation of innovation and an unwavering dedication to quality, the company is the worldwide leader and number one manufacturer of medical film digitizers.

More information on the company is available at www.vidar.com.

CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         E-mail: WittenS@3dsystems.com

         Media Contact: Cathy Lewis
         803-326-3950
         Email: LewisCL@3dsystems.com